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                                  EXHIBIT 10.1
                            TRI-STATE 1ST BANK, INC.
                             1997 STOCK OPTION PLAN



                                   ARTICLE I
                                    GENERAL

1.01      Plan Name.

          This Plan shall be known as the Tri-State 1st Bank, Inc. 1997 Stock Option Plan (the "Plan").

1.02      Effective Date.

          The Effective date of the Plan shall be February 27, 1997; provided, however, that if the shareholders of Tri-State 1st Bank, Inc. do not approve the Plan by February 27, 1998, no Options (as defined in section 1.03) granted under the Plan shall constitute Incentive Stock Options (as defined in clause (i) of paragraph 1.04(c)(2)). Further, no grants of Options shall be made to employees with an employment status under clause (i), (ii) or (iii) of paragraph 1.04(a)(2).

1.03      Purpose.

          The purposes of this Plan are to provide a means whereby the Company may, through the award of options ("Options") to purchase Common Stock, no par value, ("Common Stock") of the Company:

          closely associate the interests of designated employees of Tri-State 1st Bank, Inc. and any subsidiary and parent corporation (collectively referred to as the "Company") and of selected nonemployees with the stockholders of the Company by reinforcing the relationship between participants' rewards and stockholder gains; provide designated employees and selected non-employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; maintain competitive compensation levels; and provide an incentive to designated employees and selected non-employees to attract, retain and motivate those persons to exert their best efforts on behalf of the Company.

1.04      Administration.

          The Plan shall be administered under the terms of this Section 1.04.

          (a) STOCK OPTION COMMITTEE. Except as further provided in this paragraph 1.04(a), the Plan shall be administered by a Stock Option Committee ("Committee")
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consisting of at least two members of the Board of Directors of the Company who shall be appointed by, and serve at the pleasure of, the Board of Directors. The composition of the Committee shall be controlled by the following provisions of this paragraph 1.04(a).

          (1) Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3, as that Rule may be amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, when the Committee is acting to grant Options to those employees who are also directors or officers. Those actions which require a Committee of non-employee directors include:

              (i) selecting the directors or officers to whom Options may be granted;

              (ii) determining the timing, price, number or other terms and conditions of, or shares subject to, each Option made to an employee who is also a director or officer; and

              (iii) interpreting the Plan or Option agreements with regard to Options granted to a director or officer.

An officer or director who also has an employment status described in clause
(i), (ii) or (iii) of paragraph 1.04(a)(2), shall also be limited to a maximum number of Options under the Plan as provided under paragraph 1.04(a)(3).

          (2) Each member of the Committee must be an "outside director" within the meaning of Regulation (S)1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Internal Revenue Code of 1986, as amended (the "Code"), when the Committee is acting to grant Options to those employees who have the following employment status with the Company:

              (i) the chief executive officer of the Company or the individual acting in that capacity;

              (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or

              (iii) in the judgement of the Board of Directors or the Committee, is deemed reasonably likely to become an employee described in clause (i) or (ii) of this paragraph 1.04(a)(2) within the exercise period of any contemplated option.

Those actions which require a Committee of outside directors include the same actions as is described in paragraph 1.04(a)(1) except that the employment relationships described in clauses

                                       2.
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(i), (ii) and (iii) of this paragraph 1.04(a)(2) shall be substituted for the references to director or officer. In addition, the provisions of paragraph 1.04(a)(3) shall apply.

          If an individual who is being considered for a grant of Options is an officer or director and also has an employment status described in clause (i),
(ii) or (iii) of this paragraph 1.04(a)(2), the members of the Committee shall consist of whichever of the following director categories is the more restrictive, non-employee directors as defined in paragraph 1.04(a)(1), or of outside directors as defined in this paragraph 1.04(a)(2).

              (3) In addition to any other limitation, the Committee shall not award to any employee described in clause (i), (ii) or (iii) of paragraph 1.04(a)(2) Options for more than an aggregate of 5,000 shares of Common Stock under this Plan. Further, the number of shares of the Common Stock under any Options awarded to such an employee which are thereafter canceled shall continue to count against the maximum number of shares of Common Stock which may be awarded to that employee, and any shares of Common Stock under an Option of such an employee which are later repriced shall be deemed to be the cancellation of the original Option for shares of Common Stock and the grant of a new Option for additional shares of Common Stock for purposes of determining the number of shares of Common Stock awarded to that employee.

          (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present, or which is authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person can hear him and he can hear them.

          (c) AUTHORITY OF THE COMMITTEE.  The Committee shall have the power:
(1) to determine and designate in its sole and absolute discretion from time to time those employees of the Company and non-employees who are eligible to participate in the Plan and to whom Options are to be granted pursuant to section 1.05; provided, however, no Option shall be granted after February 27, 2007, the tenth (10th) anniversary of the original adoption date of the Plan as provided by section 1.08; (2) to authorize the granting of (i) Options provided by Article 3 which qualify as Incentive Stock Options within the meaning of Code
Section 422 (each an "Incentive Stock Option"), provided that only employees of the Company may be granted Incentive Stock Options, and (ii) Options provided in Article 2 which do not qualify under Code Section 422 (each a "Nonqualified Stock Option"); (3) to determine the number of shares awarded with each Option, subject to limitations provided under sections 1.07 and 3.05 and subsection 1.04(c); (4) to determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period, subject to limits provided under sections 2.04 and 3.04; and (5) impose limitations, restrictions and conditions upon any Option as the Committee shall deem appropriate.

                                       3.
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              The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or an approved leave of absence from the Company as a period of employment of the Optionee by the Company, as the case may be, for the purpose of accrual of rights under an Option. An interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

          (d) INDEMNIFICATION OF COMMITTEE. In addition to other rights that they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

1.05.     Eligibility for Participation.

          The Committee may select participants in the Plan from the employees (including executive officers and directors) of the Company. In addition, non-employee consultants and agents (including directors who are not employees of the Company), who have the capability of making a substantial contribution to the success of the Company may also be designated as participants in the Plan. In making this selection and in determining the form and the number of shares awarded with an Option, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.06.     Types of Awards Under Plan.

          Awards under the Plan may be in the form of any one or more of the following:

          (i) Nonqualified Stock Options, as described in Article 2; or

          (ii) Incentive Stock Options, as described in Article 3.

                                       4.
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1.07.     Aggregate Limitation on Awards.

          (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock. The maximum number of shares of Common Stock for which Options may be issued under the Plan shall be 25,000, subject to adjustment as provided in section 4.09. If any Option granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter be granted under the Plan covering those shares, subject to the limitations imposed under paragraph 1.04(a)(3).

1.08.     Term of Plan.

          No Options shall be granted under the Plan after February 27, 2007; provided, however, that the Plan and all Options under the Plan granted prior to that date shall remain in effect until the Options have been satisfied or terminated in accordance with the Plan and the terms of the Options.




                                   ARTICLE 2
                           NONQUALIFIED STOCK OPTIONS

2.01.     Award of Nonqualified Stock Options.

          The Committee may from time to time, and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Options to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.     Nonqualified Stock Option Agreements.

          The grant of a Nonqualified Stock Option shall be evidenced by a written Nonqualified Stock Option Agreement, executed by the Company and the holder of a Nonqualified Stock Option, stating the number of shares of Common Stock subject to the Nonqualified Stock Option evidenced thereby, and in the form as the Committee may from time to time determine.

2.03.     Nonqualified Stock Option Price.

          Except as otherwise provided herein in the case of an exchange, the option price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Option is granted. As used in this Plan, the "fair market value of a share of Common Stock on the date the Option

                                       5.
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is granted" shall mean the closing price of the Common Stock as reported on the primary public market on which the Common Stock is then traded on the trading day last ended prior to the time the Nonqualified Stock Option is granted, or if the Common Stock ceases to be traded on a public market, the last determinable market price or value as reasonably determined by the Committee in accordance with customarily accepted practices for determining the price or value of stock traded in a like manner as the Common Stock is then traded. Notwithstanding the foregoing, if a Nonqualified Stock Option is granted under this Plan in exchange for a stock option granted outside this Plan, the per share exercise price of the Nonqualified Stock Option issued under this Plan may, at the election of the Committee, be the same price as that of the stock option granted outside this Plan which is being exchanged.

2.04.     Term and Exercise.

          Each Nonqualified Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Nonqualified Stock Option Agreement. Each Nonqualified Stock Option shall be for a term of 10 years, subject to earlier termination as provided in section 2.07, 2.08 or 2.09, unless the Nonqualified Stock Option Agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of section 2.07, 2.08 or 2.09 shall not apply to cause the Nonqualified Stock Option to earlier terminate. No Nonqualified Stock Option shall be exercisable after the expiration of its term.

2.05.     Manner of Payment.

          Each Nonqualified Stock Option Agreement shall set forth the procedure governing the exercise of the Nonqualified Stock Option granted thereunder, and shall provide that, upon the exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for the shares with cash or with previously owned Common Stock.

2.06.     Certificates.

          As soon as practicable after receipt of payment for shares of Common Stock purchased upon the exercise of a Nonqualified Stock Option or Options, the Company shall deliver to the Optionee a certificate or certificates for those shares of Common Stock. The optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

2.07.     Death of Optionee.

          (a) Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to

                                       6.
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exercise the Nonqualified Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that the exercise occurs within both the remaining effective term of the Nonqualified Stock Option and one year after the Optionee's death.

          (b) If the optionee is an employee, the provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.08.     Retirement or Disability.

          If an optionee is an employee, upon termination of the optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the optionee may, within 36 months from the date of termination, exercise any Nonqualified Stock Options to the extent the Options are exercisable during that 36-month period.

2.09.     Termination for Other Reasons.

          If the optionee is an employee, except as provided in sections 2.07 and 2.08, or except as otherwise determined by the Committee, the employee's Nonqualified Stock Options shall terminate three months after the termination of the optionee's employment.



                                   ARTICLE 3
                            INCENTIVE STOCK OPTIONS

3.01.     Award of Incentive Stock Options.

          The Committee may, from time to time and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan who is an employee of the Company one or more "incentive stock options" (intended to qualify under the provisions of Code
Section 422) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.
Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its parent or subsidiaries unless the option price per share complies with the requirements set forth in section 3.03.

3.02.     Incentive Stock Option Agreements.

          The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option,

                                       7.
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stating the number of shares of Common Stock subject to the Incentive Stock
Option evidenced thereby, and in the form as the Committee may from time to time determine.

3.03.     Incentive Stock Option Price.

          The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Option is granted, unless the option has been granted to an owner of 10% or more of the total combined voting power of the Company and its subsidiaries. In that case, the option price shall be 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04.     Term and Exercise.

          Each Incentive Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Incentive Stock Option Agreement. Each Incentive Stock Option shall be for a term of 10 years, subject to earlier termination as provided in section 3.06, 3.07 or 3.08, unless the Incentive Stock Option Agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of section 3.06,
3.07 or 3.08 shall not apply to cause the Incentive Stock Option to earlier terminate, so long as the modifications shall not cause the Incentive Stock Option granted thereby to cease to qualify as an "incentive stock option" under Code Section 422. No Incentive Stock Option shall be exercisable after the expiration of its term.

3.05.     Maximum Amount of Incentive Stock Option Grant.

          The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to all Incentive Stock Options granted to an optionee which are exercisable for the first time by the optionee in any calendar year shall not exceed $100,000.

3.06.     Death of Optionee.

          (a) Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise the Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that the exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

          (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

                                       8
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3.07.     Retirement or Disability.

          Upon the termination of the optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within 36 months from the date of termination of employment, exercise any Incentive Stock Options to the extent the Incentive Stock Options were exercisable at the date of termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Code Section 422 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

3.08.     Termination for Other Reasons.

          Except as provided in sections 3.06 and 3.07 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate three months after the termination of the optionee's employment.

3.09.     Applicability of Nonqualified Stock Options Sections.

          Sections 2.05 and 2.06 hereof shall apply equally to Incentive Stock Options. Those sections are incorporated by reference in this Article 3 as though fully set forth herein.



                                   ARTICLE 4
                                 MISCELLANEOUS

4.01.     General Restriction.

          Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of shares of Common Stock thereunder, the Option may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                                       9.
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4.02.     Non-Assignability.

          No Option under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, the Option shall be exercisable only by that person or by that person's guardian or legal representative.

4.03.     Withholding Taxes.

          Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the shares. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common stock shall be valued on the date the withholding obligation is incurred.

4.04.     Right to Terminate Employment.

          Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the participant.

4.05.     Non-Uniform Determinations.

          The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, number of shares awarded with, and timing of Options, the terms and provisions of Options and the agreements evidencing Options) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not the persons are similarly situated.

4.06.     Rights as a Stockholder.

          The recipient of any Option under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to that person.

4.07.     Leaves of Absence.

          The Committee shall be entitled to make rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any leave of absence shall constitute a termination of employment

                                      10.
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within the meaning of the Plan and (ii) the impact, if any, of any leave of absence on Options under the Plan previously made to any recipient who takes a leave of absence.

4.08.     Newly Eligible Employees.

          The Committee shall be entitled to make rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of any Option or incentive period.

4.09.     Adjustments.

          In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options previously granted under the Plan, the option price of Options previously granted under the Plan and any and all other matters deemed appropriate by the Committee.

4. 10.    Amendment of the Plan.

          (a) The Board of Directors of the Company may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

          (b) The Board of Directors of the Company may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Board may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to section 4.09 hereof), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not affect any participant's rights under an Option previously granted to the participant unless the participant consents.

                                      11.